UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Douglas Drive Sanford, North Carolina	27330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 774-6700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As disclosed below under Item 7.01 of this Current Report on Form 8-K, on October 17, 2007, The Pantry, Inc. (the “Company”) will present at the Wachovia Securities Consumer Growth Conference. The information set forth under Item 7.01 of this Current Report on Form 8-K, including the slide presentation attached hereto as Exhibit 99.2 disclosing, among other things, certain information regarding previously completed fiscal quarters, is incorporated herein by reference.

The slide presentation attached hereto as Exhibit 99.2 includes references to “Net Debt,” “EBITDA,” and “Adjusted EBITDA,” which are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).

Net Debt is defined by the Company as total debt less cash and cash equivalents. Net Debt is provided to facilitate the presentation and discussion of the Company’s “enterprise value” (as shown in the attached slide presentation), a component of which is Net Debt. Net Debt does not purport to be an alternative to indebtedness.

EBITDA is defined by the Company as net income before interest expense and loss on extinguishment of debt, income taxes, depreciation, and amortization. Adjusted EBITDA is defined by the Company as net income before interest expense and loss on extinguishment of debt, income taxes, depreciation, and amortization, less payments on lease finance obligations.

EBITDA and Adjusted EBITDA are not measures of operating performance under GAAP and should not be considered as substitutes for net income, cash flows from operating activities, and other income or cash flow statement data. The Company has included information concerning EBITDA and Adjusted EBITDA as measures of its operating performance because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions, and to service debt. The Company also believes that investors may find Adjusted EBITDA useful to facilitate comparisons of the Company’s operating performance to the operating performance of other companies in its industry. Subtracting payments on lease finance obligations from EBITDA helps to facilitate such comparisons by disclosing such payments as operating costs instead of financing costs and therefore may provide investors useful information about the Company’s relative operating performance. Management also uses EBITDA and Adjusted EBITDA as operating measures to review the performance of the Company’s business directly resulting from its retail operations and for budgeting and field operations compensation targets.

Any measure that excludes interest expense and loss on extinguishment of debt, depreciation and amortization, or income taxes has material limitations because the Company has borrowed money in order to finance its operations and its acquisitions, it uses capital and intangible assets in its business, and the payment of income taxes is a necessary element of its operations. Due to these limitations, the Company uses EBITDA and Adjusted EBITDA only in addition to and in conjunction with results presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, Net Debt, EBITDA, and Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company’s use of Net Debt, EBITDA and Adjusted EBITDA with non-GAAP financial measures having the same or similar names used by other companies.

Item 7.01 Regulation FD Disclosure.

On October 17, 2007, the Company will present at the Wachovia Securities Consumer Growth Conference in New York City. Copies of the press release announcing the Company’s participation in the Wachovia conference and the written materials to be used at this presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Items 2.02 and 7.01 of this report, including the press release attached hereto as Exhibit 99.1 and the slide presentation attached hereto as Exhibit 99.2, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated October 15, 2007

99.2	Slide presentation for the Wachovia Securities Consumer Growth Conference on October 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Frank G. Paci
Frank G. Paci Sr. Vice President – Finance, Chief Financial Officer and Secretary

Date: October 17, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated October 15, 2007

99.2	Slide presentation for the Wachovia Securities Consumer Growth Conference on October 17, 2007